Exhibit 99.1

American Dental Partners, Inc.

201 Edgewater Drive, Suite 285

Wakefield, MA 01880

Phone: 781/224-0880                            Fax: 781/224-4216

For Immediate Release

Contacts:	Gregory A. Serrao	Breht T. Feigh
	Chairman, President and	Executive Vice President,
	Chief Executive Officer	Chief Financial Officer and Treasurer
	781-224-0880	781-224-0880

AMERICAN DENTAL PARTNERS REPORTS

FIRST QUARTER 2006 FINANCIAL RESULTS

WAKEFIELD, MASSACHUSETTS, May 1, 2006 - American Dental Partners, Inc. (NASDAQ:ADPI) announced financial results today for the first quarter ended March 31, 2006.

Comparing the first quarter of 2006 with the first quarter of 2005:

•	Net revenue was $54,066,000 as compared to $48,145,000, an increase of 12%.

•	Earnings from operations were $5,088,000 as compared to $4,585,000, an increase of 11%.

•	Net earnings were $2,791,000 as compared to $2,509,000, an increase of 11%.

•	Diluted net earnings per share were $0.22 as compared to $0.20, an increase of 10%.

•	Diluted cash net earnings per share were $0.28 as compared to $0.26, an increase of 8%.

Patient revenue of the Company’s affiliated dental group practices, which is not consolidated with the Company’s financial results, was $84,286,000 for the quarter as compared to $73,542,000 for the prior year’s same quarter, an increase of 15%. Same market revenue growth for the Company’s affiliated dental group practices as measured by patient revenue was 13% for the quarter.

For the quarter, cash flow from operations was $7,976,000, capital expenditures were $1,489,000 and amounts paid for affiliations, including contingent payments and affiliation costs, were $1,045,000. The Company expanded five dental facilities, opened one de novo facility and completed three practice affiliations which were combined with its existing affiliated dental group practices in Michigan, New York and Oklahoma. As previously announced, subsequent to the end of the first quarter, the Company completed a platform affiliation with Deerwood Orthodontics.

The Company’s debt to total capitalization stood at 21% at March 31, 2006, compared to 24% at December 31, 2005. The Company achieved an annualized cash return on committed capital of 19% for the quarter and cash return on equity of 14% for the quarter.

The Company adopted Statement of Financial Accounting Standards No. 123 (R) “Share-Based Payment”, effective January 1, 2006. As a result, the Company recognized $304,000 in stock-based compensation expense, $185,000 net of tax, during the first quarter. The Company estimates stock-based compensation expense for the full year 2006 will be approximately $786,000, net of tax.

The Company’s Minnesota subsidiary, PDHC, Ltd. (“PDHC”), responded on February 23, 2006 to the previously announced complaint served against PDHC by PDG, P.A. (“PDG”), the dental group practice which is affiliated with Park Dental. PDHC denied all claims made by PDG and has made various counterclaims. The Company intends to defend itself and pursue its claims vigorously. During the first quarter, the Company incurred approximately $300,000 in legal fees related to this litigation.

Cash net earnings and cash earnings from operations are non-GAAP financial measures. In accordance with the requirement of SEC Regulation G, please see the attached financial tables for a presentation of the most comparable GAAP measures and the reconciliation to the nearest GAAP measure and all additional reconciliations required by Regulation G.

For further discussion of these events and a comprehensive review of the first quarter ended March 31, 2006, the Company will host its previously announced conference call on Tuesday, May 2, 2006 at 10:00 a.m. EDT, which will be broadcast live over the Internet at www.amdpi.com. To access the webcast, participants should visit the Investor Relations section of the website at least fifteen minutes prior to the start of the conference call to download and install any necessary audio software. A replay of the webcast will be available at www.amdpi.com and www.streetevents.com approximately two hours after the call through 6:00 p.m. EDT Tuesday, May 9, 2006.

American Dental Partners is one of the nation’s leading business partners to dental group practices. The Company is affiliated with 20 dental groups which have 192 dental facilities with approximately 1,789 operatories located in 18 states.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of the historical information contained in this news release, the matters described herein contain “forward-looking” statements that involve risk and uncertainties that may individually or collectively impact the matters herein described, including but not limited to the possibility that we may not realize the benefits expected from our acquisition and affiliation strategy, economic, regulatory and/or other factors outside the control of the Company, which are detailed from time to time in the “Risk Factors” section of the Company’s SEC reports, including the annual report on Form 10-K for the year ended December 31, 2005.

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2006	2005
Net revenue	$54,066	$48,145
Operating expenses:
Salaries and benefits	22,540	20,382
Lab fees and dental supplies	8,711	7,634
Office occupancy expenses	6,335	5,530
Other operating expenses	4,818	4,562
General corporate expenses	3,352	2,598
Depreciation expense	1,912	1,645
Amortization of intangible assets	1,310	1,209

Total operating expenses	48,978	43,560

Earnings from operations	5,088	4,585
Interest expense, net	484	430

Earnings before income taxes	4,604	4,155
Income taxes	1,813	1,646

Net earnings	$2,791	$2,509

Net earnings per common share:
Basic	$0.23	$0.21

Diluted	$0.22	$0.20

Weighted average common shares outstanding:
Basic	12,269	11,870

Diluted	12,851	12,534

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands)

(unaudited)

	March 31, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$1,551	$592
Receivables due from affiliated dental group practices	15,436	14,751
Other current assets	6,787	6,966

Total current assets	23,774	22,309

Property and equipment, net	44,941	45,184

Other non-current assets:
Goodwill	5,095	5,095
Intangible assets, net	96,953	97,260
Other assets	654	798

Total non-current assets	102,702	103,153

Total assets	$171,417	$170,646

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$22,383	$20,131
Current maturities of debt	123	123

Total current liabilities	22,506	20,254

Non-current liabilities:
Long-term debt	27,294	32,039
Other liabilities	16,366	16,458

Total non-current liabilities	43,660	48,497

Total liabilities	66,166	68,751

Commitments and contingencies
Stockholders’ equity	105,251	101,895

Total liabilities and stockholders’ equity	$171,417	$170,646

AMERICAN DENTAL PARTNERS, INC.

Supplemental Operating Data

(in thousands)

(unaudited)

Reconciliation of GAAP earnings, as reported, to cash net earnings

	Three Months Ended March 31,
	2006	2005
Net earnings (as reported)	$2,791	$2,509
Add: Amortization of intangible assets, net of tax	794	730

Cash net earnings (1)	$3,585	$3,239

Weighted average common shares outstanding	12,851	12,534

Diluted net earnings per share	$0.22	$0.20

Diluted cash net earnings per share (1)	$0.28	$0.26

Calculation of cash return on committed capital and cash return on equity for the three months ended March 31, 2006 and 2005
	Three Months Ended March 31,
	2006	2005
Earnings from operations	$5,088	$4,585
Add back: Amortization of intangible assets	1,310	1,209

Cash earnings from operations (2)	$6,398	$5,794

Annualized cash earnings from operations	$25,592	$23,176

Average committed capital (3)	$133,363	$118,400

Cash return on committed capital (2)	19%	20%

Net earnings	$2,791	$2,509
Add back: Amortization of intangible assets, net of taxes	794	730

Cash net earnings (1)	$3,585	$3,239

Annualized cash net earnings	$14,339	$12,957

Average stockholders’ equity (3)	$103,573	$88,953

Cash return on equity (2)	14%	15%

AMERICAN DENTAL PARTNERS, INC.

Supplemental Operating Data

(in thousands)

(unaudited)

Patient revenue of the affiliated dental group practices (4)

	Three Months Ended March 31,		% Change
	2006	2005
Patient revenue - affiliated practices:
Platform dental groups affiliated with the Company in both periods of comparison (5)	$81,234	$72,059	13%
Platform dental groups that affiliated with the Company during periods of comparison	3,052	1,483	106%

Total patient revenue	84,286	73,542	15%
Amounts due to the Company under service agreements	52,976	46,915	13%

Amounts retained by affiliated practices	$31,310	$26,627	18%

(1)	Cash net earnings and diluted cash net earnings per share are not measures of financial performance under GAAP. Cash net earnings excludes amortization expense related to intangible assets, net of tax. The Company incurs significant amortization expense related to its service agreements while many companies, both in the same industry and other industries, no longer amortize a significant portion of their intangible assets pursuant to Statement of Financial Accounting Standards No. 142 – Goodwill and Other Intangible Assets. The Company believes that cash net earnings and diluted cash net earnings per share are important financial measures for understanding its relative financial performance.
(2)	Cash earnings from operations is not a measure of financial performance under GAAP. The Company believes that cash return on committed capital and cash return on equity are useful financial measures for understanding its financial performance.
(3)	Average committed capital calculated as average of beginning of quarter and end of quarter debt, including current portion, plus stockholders’ equity. Average stockholders’ equity calculated as average of beginning of quarter and end of quarter stockholders’ equity.
(4)	Patient revenue of the affiliated dental group practices is not consolidated with the Company’s financial statements.
(5)	Same market patient revenue excludes new platform affiliations that occurred during the periods of comparison in which a new service agreement was entered into.